Exhibit 23.2

CONSENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements of Ameris Bancorp on Form S-8 (File No. 333-131244) and on Form S-3 (File Numbers 333-156367 and 333-163271) of our report dated March 5, 2008, relating to our audit of the consolidated financial statements and internal control over financial reporting of Ameris Bancorp for the year ended December 31, 2007.

/s/ Mauldin & Jenkins, LLC

Albany, Georgia

April 13, 2010